Exhibit 8.1
March 18, 2009
Board of Trustees
Colonial Properties Trust
2101 Sixth Avenue North, Suite 750
Birmingham, Alabama 35202
Ladies and Gentlemen:
     We have acted as tax counsel to Colonial Properties Trust, an Alabama real estate investment trust (the “Company”), in connection with its registration statement on Form S-3, (the “Registration Statement”) filed with the Securities Exchange Commission on the date hereof.
     In connection with the filing of the Registration Statement, we have been asked to provide you with legal opinions regarding the U.S. federal income tax matters specifically set forth below under the caption titled “Opinions.”
Bases for Opinions
     The opinions set forth in this letter are based on relevant current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations thereunder (including proposed and temporary Treasury regulations), and interpretations of the foregoing as expressed in court decisions, legislative history, and administrative determinations of the Internal Revenue Service (the “IRS”) (including its practices and policies in issuing private letter rulings, which are not binding on the IRS, except with respect to a taxpayer that receives such a ruling), all as of the date hereof. These provisions and interpretations are subject to changes (which may apply retroactively) that might result in material modifications of our opinions. Our opinions do not foreclose the possibility of a contrary determination by the IRS or a court of competent jurisdiction, or of a contrary position by the IRS or the Treasury Department in regulations or rulings issued in the future. In this regard, an opinion of counsel with respect to an issue represents counsel’s best professional judgment with respect to the outcome on the merits with respect to such issue, if such issue were to be litigated, but an opinion is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position asserted by the IRS.

Colonial Properties Trust
March 18, 2009

     In rendering the following opinions, we have examined such statutes, regulations, records, certificates and other documents as we have considered necessary or appropriate as a basis for such opinions, including, but not limited to:
     (1) the Registration Statement (including the prospectus which forms a part of the Registration Statement);
     (2) the discussion under the caption “Material Federal Income Tax Consequences” included in the Registration Statement (the “Tax Disclosure”);
     (3) certain organizational documents of the Company and certain of its subsidiaries (those documents referred to in clauses (1) through (3), the “Reviewed Documents”).
     The opinions set forth in this letter are premised on, among other things, the written representations of the Company contained in a letter to us dated as of the date hereof (the “Management Representation Letter”) that we have discussed with the Company. For purposes of rendering our opinions, however, we have not made an independent investigation or audit of the facts set forth in the Reviewed Documents or the Management Representation Letter. We consequently have relied upon the representations and statements of the Company as described in the Reviewed Documents and the Management Representation Letter, and assumed that the information presented in such documents or otherwise furnished to us is accurate and complete in all material respects.
     In this regard, we have assumed with your consent the following:
     (1) that (A) all of the representations and statements set forth in the Reviewed Documents and the Management Representation Letter are true, correct, and complete as of the date hereof; (B) any representation or statement in the Reviewed Documents and the Management Representation Letter made as a belief or made “to the knowledge of” or similarly qualified is true, correct and complete as of the date hereof, without such qualification, (C) each agreement described in the Reviewed Documents is valid and binding in accordance with its terms, and (D) each of the obligations of the Company, and its subsidiaries, as described in the Reviewed Documents, has been or will be performed or satisfied in accordance with its terms;
     (2) the genuineness of all signatures, the proper execution of all documents, the authenticity of all documents submitted to us as originals, the conformity to originals of documents submitted to us as copies, and the authenticity of the originals from which any copies were made;

Colonial Properties Trust
March 18, 2009

     (3) that any documents as to which we have reviewed only a form were or will be duly executed without material changes from the form reviewed by us; and
     (4) from and after the date of this letter, the Company will utilize all appropriate “savings provisions” (including the provisions of Sections 856(c)(6), 856(c)(7), and 856(g) of the Code, and the provision allowing for the disposal of assets within 30 days after the close of a calendar quarter included in Section 856(c)(4) of the Code (flush language), and all available deficiency dividend procedures) available to the Company under the Code in order to correct any violations of the applicable real estate investment trust (“REIT”) qualification requirements of Sections 856 and 857 of the Code, to the full extent the remedies under such provisions are available.
     Any material variation or difference in the facts from those set forth in the documents that we have reviewed and upon which we have relied (including, in particular, the Management Representation Letter) may adversely affect the conclusions stated herein.
Opinions
     Based upon and subject to the assumptions and qualifications set forth herein, including, without limitation, the discussion in the next two paragraphs below, we are of the opinion that:
     (1) for the taxable years ended December 31, 2005 through December 31, 2008, the Company has been organized and has operated in conformity with the requirements for qualification as a REIT under the Code, and the Company’s current organization and current and proposed method of operation (as described in the Prospectus, the Tax Disclosure, and the Management Representation Letter) will enable it to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2009, and future taxable years; and
     (2) the discussion in the Tax Disclosure, to the extent that it purports to describe the provisions of the Code, is correct in all material respects as of the date hereof.
     The Company’s qualification and taxation as a REIT under the Code will depend upon the ability of the Company to meet on an ongoing basis (through actual annual operating results, distribution levels, diversity of share ownership and otherwise) the various qualification tests imposed under the Code, and upon the Company utilizing any and all appropriate “savings provisions” (including the

Colonial Properties Trust
March 18, 2009

provisions of Sections 856(c)(6), 856(c)(7), and 856(g) of the Code and the provision included in Section 856(c)(4) of the Code (flush language) allowing for the disposal of assets within 30 days after the close of the calendar quarter, and all available deficiency dividend procedures) available to the Company under the Code to correct violations of specified REIT qualification requirements of Sections 856 and 857 of the Code. We have not undertaken at this time to review the Company’s compliance with these requirements on a continuing basis, nor will we do so in the future. Accordingly, no assurance can be given that the actual results of the Company’s operations, the sources of its income, the nature of its assets, the level of its distributions to shareholders and the diversity of its share ownership for any given taxable year will satisfy the requirements under the Code for qualification and taxation as a REIT.
     This opinion letter addresses only the specific U.S. federal income tax matters set forth above and does not address any other federal, state, local or foreign tax issues.
     This opinion letter has been prepared for your use in connection with the filing of the Registration Statement and speaks as of the date hereof. This opinion letter may not be relied on by any other person or for any other purpose without our prior written consent. We assume no obligation by reason of this opinion letter or otherwise to advise you of any changes in our opinions subsequent to the delivery of this opinion letter.

Colonial Properties Trust
March 18, 2009

     We hereby consent to the filing of this opinion letter as Exhibit 8.1 to the Registration Statement, and to the reference to Hogan & Hartson L.L.P. under the caption “Legal Matters” in the Prospectus. In giving this consent, however, we do not admit thereby that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours, HOGAN & HARTSON L.L.P.